Exhibit 99.1
FOR IMMEDIATE RELEASE: April 24, 2012

Contact:	Herbert E. Marth, Jr.
President & Chief Executive Officer
Phone:	804-403-2116
Email:	hmarth@centralvabank.com
Website:	www.centralvabank.com

CENTRAL VIRGINIA BANKSHARES ANNOUNCES INTENTION TO DELIST FROM NASDAQ

POWHATAN, VA – April 24, 2012 /PR Newswire-FirstCall/ Central Virginia Bankshares, Inc. (NASDAQ: CVBK) (the “Company”) announced that it has notified the NASDAQ Stock Market of its intent to voluntarily delist its common stock from the NASDAQ Capital Market and to file a Form 25, Notification of Removal from Listing and/or Registration, with the Securities and Exchange Commission on or about May 4, 2012.  The Company anticipates that its shares will trade on the over-the-counter markets following its delisting and expects to retain the trading symbol CVBK.

The Company also announced its intention to file a Form 15 with the Securities and Exchange Commission upon the effectiveness of the delisting of its common stock, on or about May 14, 2012.  The Form 15 will deregister the Company’s common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended by the Jumpstart Our Business Startups Act, commonly referred to as the JOBS Act.

After thorough consideration and evaluation, the Board of Directors determined that it is in the best interest of the Company and its shareholders to delist and deregister.  By doing so, the Company will avoid the significant costs associated with being a reporting company, including costs arising from compliance with SEC reporting requirements and NASDAQ listing rules, the associated filing costs and listing fees, and increased legal and accounting fees.  These savings will directly benefit the Company’s earnings and regulatory capital.  In addition, the Company’s management team will be able to refocus the considerable time and effort required to comply with the SEC reporting requirements and NASDAQ rules to operating the business of the Company.  The Company expects that its obligation to file periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K will be suspended 90 days after filing the Form 15.

As previously announced, the Company received a notice from the NASDAQ Stock Market on November 22, 2011, that it was not in compliance with Marketplace Rule 5550(a)(2), which requires the Company’s common stock to maintain a minimum bid price of $1.00 per share.  In accordance with Marketplace Rule 5810(c)(3)(A), the Company is provided until May 21, 2012 in which to regain compliance with the rule by maintaining a closing price of its common stock of at least $1.00 for a minimum of ten consecutive business days.  If the Company can demonstrate compliance with the rule by May 21, 2012, the matter will be closed.  If compliance with the rule cannot be demonstrated by May 21, 2012, the Company may provide written notice of its intention to cure the deficiency during an additional 180-day grace period, which NASDAQ may grant if the Company meets all other listing standards for the NASDAQ Capital Market.  For the reasons above, however, it has determined to voluntarily delist its common stock from the NASDAQ Capital Market.

About Central Virginia Bankshares, Inc.

Central Virginia Bankshares, Inc. is the parent of Central Virginia Bank, a 38 year old $400 million community bank with its headquarters and main office in Powhatan County, and six additional branch offices; two branches in the adjacent County of Cumberland, three branches in western Chesterfield County, and one branch in western Henrico County.

Cautionary Statement about Forward-Looking Information

In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this news release contains forward-looking statements about our future financial performance and business. We make forward-looking statements when we use words such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “may,” “can,” “will,” “outlook,” “project,” “appears” or similar expressions.  Forward-looking statements in this news release include, among others, statements about our future capital raise.
Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. Several factors could cause actual results to differ materially from expectations including current and future economic and market conditions and the federal and state regulatory environment.  For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011, including the discussions under “Risk Factors” in that report, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition.

Source:	Central Virginia Bankshares, Inc.
Website:	www.centralvabank.com

Contact:	Herbert E. Marth, Jr.
President & Chief Executive Officer
Central Virginia Bankshares, Inc. 804-403-2116